                                    FIVE YEAR                Exhibit 4E

                                  $300,000,000

                                CREDIT AGREEMENT

                                      AMONG

                               DEXTER CORPORATION
                                  as Borrower,

                       THE FIRST NATIONAL BANK OF CHICAGO,
                             as Administrative Agent

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Documentation Agent,

                              FLEET NATIONAL BANK,
                              as Syndication Agent

                                       and

                            THE LENDERS NAMED HEREIN

                                   DATED AS OF

                                December 15, 1998

                                   ARRANGED BY

                       FIRST CHICAGO CAPITAL MARKETS, INC.

                                TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE I

         DEFINITIONS..............................................................................................1

ARTICLE II

         THE CREDITS.............................................................................................15
         2.1.     Advances.......................................................................................15
         2.2.     Ratable Loans..................................................................................16
         2.3.     Types of Advances..............................................................................16
         2.4.     Facility and Utilization Fees; Reductions in Aggregate Commitment..............................16
         2.5.     Minimum Amount of Each Advance.................................................................16
         2.6.     Optional Principal Payments....................................................................16
                  [Intentionally omitted.........................................................................17
         2.8.     Method of Selecting Types and Interest Periods for New Advances................................17
         2.9.     Conversion and Continuation of Outstanding Advances............................................17
         2.10.    Changes in Interest Rate, etc..................................................................18
         2.11.    Rates Applicable After Default.................................................................18
         2.12.    Method of Payment..............................................................................18
         2.13.    Noteless Agreement; Evidence of Indebtedness...................................................19
         2.14.    Telephonic Notices.............................................................................19
         2.15.    Interest Payment Dates; Interest and Fee Basis.................................................19
         2.16.    Notification of Advances, Interest Rates, Prepayments, Commitment
                  Reductions and Issuance Requests...............................................................20
         2.17.    Lending Installations..........................................................................20
         2.18.    Non-Receipt of Funds by the Agent..............................................................20
         2.19.    Facility Letters of Credit.....................................................................20
         2.20.    Extension of Facility Termination Date.........................................................24

ARTICLE III

         YIELD PROTECTION; TAXES.................................................................................25
         3.1.     Yield Protection...............................................................................25
         3.2.     Changes in Capital Adequacy Regulations........................................................26
         3.3.     Availability of Types of Advances..............................................................26
         3.4.     Funding Indemnification........................................................................27
         3.5.     Taxes..........................................................................................27
         3.6.     Lender Statements; Survival of Indemnity.......................................................28
         3.7.     Substitution of Lenders........................................................................28
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
ARTICLE IV

         CONDITIONS PRECEDENT....................................................................................29
         4.1.     Initial Loans and Facility Letters of Credit...................................................29
         4.2.     Each Future Advance and Facility Letter of Credit..............................................33

ARTICLE V

         REPRESENTATIONS AND WARRANTIES..........................................................................34
         5.1.     Existence and Standing.........................................................................34
         5.2.     Authorization and Validity.....................................................................34
         5.3.     No Conflict; Government Consent................................................................34
         5.4.     Financial Statements...........................................................................35
         5.5.     Material Adverse Change........................................................................35
         5.6.     Taxes..........................................................................................35
         5.7.     Litigation and Contingent Obligations..........................................................35
         5.8.     Subsidiaries...................................................................................36
         5.9.     ERISA..........................................................................................36
         5.10.    Defaults.......................................................................................36
         5.11.    Regulation U...................................................................................36
         5.12.    Material Agreements............................................................................36
         5.13.    Compliance With Laws...........................................................................36
         5.14.    Ownership of Properties........................................................................36
         5.15.    Plan Assets; Prohibited Transactions...........................................................37
         5.16.    Environmental Matters..........................................................................37
         5.17.    Investment Company Act.........................................................................37
         5.18.    Public Utility Holding Company Act.............................................................37
         5.19.    Acquisition Documents..........................................................................37
         5.20.    Year 2000......................................................................................37
         5.21.    Disclosure.....................................................................................38

ARTICLE VI

         COVENANTS...............................................................................................38
         6.1.     Financial Reporting............................................................................38
         6.2.     Use of Proceeds................................................................................39
         6.3.     Notice of Default..............................................................................40
         6.4.     Conduct of Business............................................................................40
         6.5.     Taxes..........................................................................................40
         6.6.     Insurance......................................................................................40
         6.7.     Compliance with Laws...........................................................................40
         6.8.     Maintenance of Properties......................................................................40
         6.9.     Inspection.....................................................................................41
         6.10.    Capital Stock and Dividends....................................................................41


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
         6.11.    Indebtedness...................................................................................41
         6.12.    Merger.........................................................................................41
         6.13.    Sale of Assets.................................................................................42
         6.14.    Investments and Purchases......................................................................42
         6.15.    Contingent Obligations.........................................................................42
         6.16.    Liens..........................................................................................43
         6.17.    Year 2000......................................................................................44
         6.18.    Affiliates.....................................................................................44
         6.19.    Mandatory Prepayments..........................................................................45
         6.20.    Environmental Matters..........................................................................45
         6.21.    Change in Corporate Structure; Fiscal Year.....................................................45
         6.22.    Inconsistent Agreements........................................................................45
         6.23.    Financial Covenants............................................................................45
         6.24.    ERISA..........................................................................................46
         6.25.    Completion of Merger...........................................................................46
         6.26.    Additional Guarantors; Designation of Material Domestic Subsidiaries...........................47

ARTICLE VII

         DEFAULTS................................................................................................47

ARTICLE VIII

         ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..........................................................49
         8.1.     Acceleration...................................................................................49
         8.2.     Amendments.....................................................................................50
         8.3.     Preservation of Rights.........................................................................51

ARTICLE IX

         GENERAL PROVISIONS......................................................................................51
         9.1.     Survival of Representations....................................................................51
         9.2.     Governmental Regulation........................................................................51
         9.3.     Headings.......................................................................................51
         9.4.     Entire Agreement...............................................................................51
         9.5.     Numbers of Documents...........................................................................52
         9.6.     Several Obligations; Benefits of this Agreement................................................52
         9.7.     Expenses; Indemnification......................................................................52
         9.8.     Accounting.....................................................................................52
         9.9.     Severability of Provisions.....................................................................52
         9.10.    Nonliability of Lenders........................................................................53
         9.11.    Confidentiality................................................................................53
         9.12.    Nonreliance....................................................................................53


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
ARTICLE X

         THE AGENT...............................................................................................54
         10.1.   Appointment; Nature of Relationship.............................................................54
         10.2.   Powers..........................................................................................54
         10.3.   General Immunity................................................................................54
         10.4.   No Responsibility for Loans, Recitals, etc......................................................54
         10.5.   Action on Instructions of Lenders...............................................................55
         10.6.   Employment of Agents and Counsel................................................................55
         10.7.   Reliance on Documents; Counsel..................................................................55
         10.8.   Agent's Reimbursement and Indemnification.......................................................55
         10.9.   Notice of Default...............................................................................56
         10.10.  Rights as a Lender..............................................................................56
         10.11.  Lender Credit Decision..........................................................................56
         10.12.  Successor Agent.................................................................................56
         10.13.  Agent's Fee.....................................................................................57
         10.14.  Delegation to Affiliates........................................................................57
         10.15.  Documentation Agent; Syndication Agent..........................................................57

ARTICLE XI

         SETOFF; RATABLE PAYMENTS................................................................................57
         11.1.   Setoff..........................................................................................57
         11.2.   Ratable Payments................................................................................58


         ARTICLE XII

         BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................................................58
         12.1.   Successors and Assigns..........................................................................58
         12.2.   Participations..................................................................................58
         12.3.   Assignments.....................................................................................59
         12.4.   Dissemination of Information....................................................................60
         12.5.   Tax Treatment...................................................................................60

ARTICLE XIII

         NOTICES.................................................................................................61
         13.1.   Notices.........................................................................................61
         13.2.   Change of Address...............................................................................61


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
ARTICLE XIV

         COUNTERPARTS............................................................................................61

ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
         JURY TRIAL..............................................................................................61
         15.1.    CHOICE OF LAW..................................................................................61
         15.2.    CONSENT TO JURISDICTION........................................................................62
         15.3.    WAIVER OF JURY TRIAL...........................................................................62


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

                                    EXHIBITS

Exhibit A (Article 1)               Note
Exhibit B (Section 6.1(c))          Compliance Certificate
Exhibit C (Section 12.3.1)          Assignment Agreement
Exhibit D (Article I)               Subsidiary Guaranty

                                    SCHEDULES

Schedule 5.4        -      Borrower Consolidated Pro Forma
Schedule 5.8        -      Subsidiaries
Schedule 5.14       -      Ownership of Property
Schedule 6.11       -      Indebtedness
Schedule 6.14       -      Investments
Schedule 6.16       -      Liens

                           FIVE YEAR CREDIT AGREEMENT

         This Credit Agreement, dated as of December 15, 1998, is among DEXTER CORPORATION, a Connecticut corporation, the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent.


                                R E C I T A L S:

         A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $300,000,000, the proceeds of which the Borrower will use (i) in part to finance the cash consideration to be used to purchase common shares of LTI pursuant to the Tender Offer and in connection with the Merger and (ii) for general corporate purposes; and

         B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means the acquisition by the Merger Sub of common shares of LTI pursuant to the Tender Offer and the subsequent Merger.

         "Acquisition Documents" means the Offer to Purchase, the Merger Agreement, the related certificate of ownership and merger filed with the Delaware Secretary of State to effectuate such merger and the other documents, certificates and agreements delivered in connection with the Acquisition.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

         "Aggregate Available Commitment" means, at any time, (a) the Aggregate Commitment at such time less (b) the outstanding Facility Letter of Credit Obligations at such time.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $300,000,000.

         "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.4; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.23, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

         "Applicable Facility Fee Rate" means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitment (without regard to usage) at such time pursuant to Section 2.4 as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time or Facility Letters of Credit at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type or Facility Letters of Credit, as applicable, as set forth in the Pricing Schedule.

         "Applicable Utilization Fee Rate" means, at any time, the percentage rate per annum at which utilization fees are accruing pursuant to Section 2.4 at such time as set forth in the Pricing Schedule.

         "Arranger" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors.


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         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the president, chief financial officer, treasurer or any vice president of the Borrower, acting singly.

         "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

         "Borrower" means Dexter Corporation, a Connecticut corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made or a Facility Letter of Credit is issued hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America maturing not more than six months after the date of acquisition thereof, (b) commercial paper maturing not more than six months after the date of acquisition thereof rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit maturing not more than six months after the date of acquisition thereof issued by and time deposits maturing not more than six months after the date of acquisition thereof with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000.

         "Change" is defined in Section 3.2.


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

         "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

         "Closing Transactions" is defined in Section 4.1(d).

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans and participate in Facility Letters of Credit not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, (i) interest expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) all other non-cash charges (including up to $150,000,000 of non-cash in-process research and development charges incurred in connection with the Acquisition),
(vi) legal, accounting, underwriting, investment banking and other fees and expenses incurred in connection with the Transaction Documents and (vii) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in determining Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.


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

         "Consolidated Total Assets" means, at any time, the total amount of assets at such time (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with Agreement Accounting Principles.

         "Consolidated Net Worth" means at any time the consolidated common shareholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

         "Default" means an event described in Article VII.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Permit" means any material permit, certificate, license, approval and other authorization prescribed by Environmental Laws and required for the operation of any material business of the Borrower and its Subsidiaries.


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

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

         "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Extension Request" is defined in Section 2.20.

         "Facility Letter of Credit" means a Letter of Credit issued pursuant to
Section 2.19.

         "Facility Letter of Credit Obligations" means as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate then undrawn face amount of the then outstanding Facility Letters of Credit.

         "Facility Letter of Credit Sublimit" means an aggregate amount of $25,000,000.

         "Facility Termination Date" means December 31, 2003 or any later date as may be specified as the Facility Termination Date in accordance with Section
2.20 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal

Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Statements" is defined in Section 5.4.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

         "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

         "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

         "Guarantors" means each of the Subsidiaries of Borrower party to the Subsidiary Guaranty, and their successors and assigns. Initially the Guarantors shall be Dexter Acquisition Delaware, Inc., Dexter Hysol Aerospace, Inc., and Dexter Magnetic Technologies, Inc. (formerly Permag Corp.).

         "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) actual and contingent reimbursement obligations in respect of Letters of Credit, (viii) net amounts payable under Rate Hedging Agreements,
(ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, and (x) any material repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold with recourse by such Person.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, membership interests, notes, debentures or other securities owned by such Person; any deposit or certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Issuance Request" is defined in Section 2.19.4.

         "Issuer" means, with respect to any Facility Letter of Credit, First Chicago or such other Lender which has been requested by the Borrower to act as, and has agreed to act as, the issuer of such Facility Letter of Credit.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Letter of Credit Cash Collateral Account" is defined in Section 8.1. Such account and the related cash collateralization shall be subject to documentation satisfactory to the Agent.

         "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Indebtedness (excluding net amounts payable under Rate Hedging Agreements) outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four Fiscal Quarters, including any Fiscal Quarters ending on the date of determination.

         "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, any loan made by such Lender pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Notes, the Reimbursement Agreements, the Subsidiary Guaranty and the other documents and agreements contemplated hereby and executed by the Borrower or any Guarantor in favor of the Agent or any Lender.

         "LTI" means Life Technologies, Inc., a Delaware corporation.

         "Margin Stock" has the meaning assigned to that term under Regulation
U.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, giving pro forma effect to the consummation of the Merger, (b) the ability of the Borrower to perform its obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder or (d) prior to the Merger, the business, Property, financial condition or results of operations of LTI.

         "Material Domestic Subsidiary" means a direct or indirect Subsidiary of the Borrower which is organized under the laws of a jurisdiction located within the United States and

         (a) which meets any of the following conditions:

                    (i) the Borrower's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Year;

                    (ii) the Borrower's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Year; or

                    (iii) the Borrower's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10 percent of such income of the Borrower and its Subsidiaries consolidated for the most recently completed Fiscal Year; or

          (b) which has been designated a Material Domestic Subsidiary by the Borrower pursuant to Section 6.26.

         "Merger" means the merger of Merger Sub with and into LTI pursuant to a Merger Agreement or the "short-form" merger provisions of Section 253 of the Delaware Corporation Law.

         "Merger Agreement" means a merger agreement among the Borrower, LTI and Merger Sub in form and substance satisfactory to the Agent.

         "Merger Sub" means Dexter Acquisition Delaware, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with Agreement Accounting Principles.

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit A, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents.

         "Offer to Purchase" means the Offer to Purchase for Cash by Merger Sub dated November 2, 1998 as modified through December 7, 1998, pursuant to which Merger Sub offered to purchase all of the issued and outstanding common shares of LTI not already owned by the Borrower.

         "Other Credit Agreement" means the 364-day Credit Facility dated as of the date hereof by and among Dexter Corporation, the lenders named therein and First Chicago, as agent, as from time to time amended, restated, supplemented or otherwise modified.

         "Other Loans" means, collectively, all "Loans" under and as defined in the Other Credit Agreement.

         "Other Taxes" is defined in Section 3.5(b).

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September and December.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Forma" is defined in Section 5.4.

         "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances and Facility Letter of Credit Obligations.

         "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, raw material commodity hedges, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Reimbursement Agreement" means a letter of credit application and reimbursement agreement in such form as the Issuer may from time to time employ in the ordinary course of business.

         "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Lenders, the Issuer and/or the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuer and/or the Agent under or in respect of draws made under the Facility Letters of Credit.

         "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty
(30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, the sum of (i) the aggregate unpaid principal amount of the outstanding Loans plus (ii) the aggregate amount of the outstanding Facility Letter of Credit Obligations.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Response Date" is defined in Section 2.20.

         "Risk-Based Capital Guidelines" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Scheduled Asset Sale" means the sale of the Borrower's Packaging Coatings business and Dexter S.A.S., a societe anonyme organized under the laws of the Republic of France.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means that certain Guaranty, substantially in the form of Exhibit D hereto and dated as of the date hereof, duly executed and delivered by the Borrower's Material Domestic Subsidiaries in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time, including by way of a joinder agreement.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property (a) which represents more than 25% of Consolidated Total Assets as at the end of the quarter next preceding the date on which such determination is made, or (b) as to which, in each of the three Fiscal Years most recently ended prior to the date of determination, (i) the portion of Consolidated EBITDA which was contributed during each of such Fiscal Years by such Property, plus (ii) the portions of Consolidated EBITDA which were contributed during each of such Fiscal Years by all other Property which was sold, transferred or otherwise disposed of subsequent to the beginning of the 12-month period ending immediately prior to the date of determination, up to and including the date of determination, constituted more than 25% of Consolidated EBITDA for any of such three Fiscal Years.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Tender Offer" means the offer to purchase for cash all the common stock of LTI not already owned by the Borrower made pursuant to the Offer to Purchase.

         "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

         "Transaction Documents" means the Loan Documents and the Acquisition Documents.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance or a Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in Section 5.20.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Advances. (a) From and including the date hereof to but excluding the Facility Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its pro-rata share of the Aggregate Available Commitment existing at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to the Facility Termination Date. The Commitments to lend and to issue or participate in Facility Letters of Credit shall expire on the Facility Termination Date.

                  (b) The Borrower hereby agrees that, if at any time as a result of reductions in the Aggregate Commitment pursuant to Section 2.4(b) or otherwise, the aggregate balance of the sum of the Loans and the Facility Letter of Credit Obligations exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess; provided, that if an excess remains after repayment of all outstanding Loans, then the Borrower shall cash collateralize the Facility Letter of Credit

Obligations by depositing into the Letter of Credit Cash Collateral Account such amount as may be necessary to eliminate such excess.

                  (c) Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.2. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.3. Types of Advances. The Advances may be Alternate Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.4. Facility and Utilization Fees; Reductions in Aggregate Commitment.
(a) The Borrower agrees to pay to the Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Facility Fee Rate on the daily average Commitment of such Lender (regardless of usage) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower also agrees to pay to the Agent for the pro-rata account of the Lenders a utilization fee for each day from the date hereof to and including the later of the Facility Termination Date and the date all Loans are paid in full and all Facility Letters of Credit have expired or been canceled, such utilization fee to be equal to the Applicable Utilization Fee Rate for such day multiplied by the aggregate outstanding principal amount of the Loans and the outstanding amount of Facility Letter of Credit Obligations on such day, payable on each Payment Date and the Facility Termination Date.

                  (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $10,000,000 or any integral multiple of $5,000,000 in excess thereof, upon at least five (5) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances, plus (ii) the aggregate amount of the outstanding Facility Letter of Credit Obligations. All accrued facility and utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.5. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Alternate Base Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $500,000 if in excess thereof); provided, however, that (a) any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than six (6) Eurodollar Advances be permitted to be outstanding at any time.

         2.6. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Alternate Base Rate Advances upon notice to the Agent prior to 10:00 a.m. (Chicago time) on the date of such prepayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Agent.

         2.7. [Intentionally omitted.]

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Alternate Base Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (a) the Borrowing Date of such Advance, which shall be a Business Day;

                  (b) the aggregate amount of such Advance;

                  (c) the Type of Advance selected; and

                  (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9. Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Alternate Base Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of a Alternate Base Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Alternate Base Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into an Alternate Base Rate Advance pursuant to
Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default under Section 7.2, 7.6 or 7.7, without any election or action on the part of the Agent or any Lender, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum and (iii) the fee payable pursuant to Section 2.19.6(b) with respect to all outstanding Facility Letters of Credit shall be increased by 2% per annum.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.13. Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                    (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                    (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that in the event of a conflict between the accounts maintained pursuant to paragraphs (a) and (b) above, the accounts maintained pursuant to paragraph (a) above shall be presumed to be correct absent demonstrable error, provided, further, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                    (d) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer or other person previously authorized in writing by the Borrower to take such actions on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest shall be calculated for actual days elapsed on the basis of a 365 (or 366, as applicable) day year with respect to Alternate Base Rate Advances. Interest with respect to Eurodollar Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments, Commitment Reductions and Issuance Requests. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/ Continuation Notice, Issuance Request and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19. Facility Letters of Credit.

                  2.19.1 Issuance of Facility Letters of Credit. (a) From and after the date hereof, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Facility Letters of Credit;

         provided, however, that the Issuer shall not be under any obligation to issue, and shall not issue, any Facility Letter of Credit if (i) any order, judgment or decree of any governmental authority or other regulatory body with jurisdiction over the Issuer shall purport by its terms to enjoin or restrain such Issuer from issuing such Facility Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Facility Letters of Credit in particular or shall impose upon the Issuer with respect to any Facility Letter of Credit any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuer as of the date of this Agreement and which the Issuer in good faith deems material to it; (ii) one or more of the conditions to such issuance contained in Section 4.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit.

                  (b) In no event shall: (i) the aggregate amount of the Facility Letter of Credit Obligations at any time exceed the Facility Letter of Credit Sublimit; (ii) the sum at any time of (A) the aggregate amount of Facility Letter of Credit Obligations and (B) the aggregate principal balance of outstanding Advances exceed the amount of the Aggregate Commitment; or (iii) the expiration date of any Facility Letter of Credit (including, without limitation, Facility Letters of Credit issued with an automatic "evergreen" provision providing for renewal absent advance notice by the Borrower or the Issuer), or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than the earlier of (A) one year after the date of issuance and (B) five (5) Business Days prior to the Facility Termination Date.

                  2.19.2 Participating Interests. Immediately upon the issuance by the Issuer of a Facility Letter of Credit in accordance with Section 2.19.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest equal to its pro-rata share of the Aggregate Commitment of the face amount of such Facility Letter of Credit and each draw paid by the Issuer thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Facility Letters of Credit, absent gross negligence or willful misconduct by the Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

                  2.19.3 Facility Letter of Credit Reimbursement Obligations.
         (a) The Borrower agrees to pay to the Issuer of a Facility Letter of Credit (i) on each date that any amount is drawn under each Facility Letter of Credit a sum (and interest on such sum as provided in clause
         (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in Section 2.19.6 or in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section 2.19.3 until payment in full at the Alternate Base Rate plus the margin specified in Section
         2.11. The Borrower agrees to pay to the Issuer the amount of all Facility Letter of Credit

         Reimbursement Obligations owing in respect of any Facility Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (w) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (x) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Facility Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Issuer has determined in good faith and in the absence of gross negligence complies on its face with the terms of the applicable Facility Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

                  (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuer for amounts which the Issuer pays under such Facility Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Facility Letter of Credit Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make an Alternate Base Rate Advance under this Agreement in a principal amount equal to such unreimbursed Facility Letter of Credit Reimbursement Obligations. The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.5 and 4.2, each Lender shall make available to the Agent its Loan in the manner prescribed for Alternate Base Rate Advances. The proceeds of such Loans shall be paid over by the Agent to the Issuer for the account of the Borrower in satisfaction of such unreimbursed Facility Letter of Credit Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Alternate Base Rate Advance.

                  (c) If the Issuer makes a payment on account of any Facility Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason an Alternate Base Rate Advance may not be made pursuant to paragraph (b) above, then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Issuer, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Facility Letter of Credit Obligations, which shall be an amount equal to such Lender's pro-rata share of such payment. Each Lender shall, upon demand by the Issuer, pay the Issuer interest on such Lender's pro-rata share of such draw from the date of payment by the Issuer on account of such Facility Letter of Credit until the date of delivery of such funds to the Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Facility Letters of Credit.

                  (d) At any time after the Issuer has made a payment on account of any Facility Letter of Credit and has received from any other Lender such Lender's pro-rata share of such payment, such Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Borrower or any Loan Document but excluding any transfer of funds from any other Lender pursuant to Section 2.19.3(b)), transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Lender from the time such Issuer has made a payment on account of any Facility Letter of Credit; provided, further, that in the event that the receipt by the Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Issuer any portion thereof previously transferred by the Issuer to such Lender, but without interest to the extent that interest is not payable by the Issuer in connection therewith.

                  2.19.4 Procedure for Issuance. Prior to the issuance of each Facility Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Issuer (with a copy to the Agent) a Reimbursement Agreement signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Facility Letter of Credit shall be reasonably satisfactory to the Issuer. Each Facility Letter of Credit shall be issued no earlier than two (2) Business Days after delivery of the foregoing documents, which delivery may be by the Borrower to the Issuer by telecopy, telex or other electronic means followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 2.19.1(b), and shall specify therein
         (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date of issuance of such requested Facility Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which shall be at least five (5) Business Days prior to the Facility Termination Date,
         (iv) the entity for which the requested Facility Letter of Credit is to be issued, which shall be the Borrower or a Subsidiary, and (v) the aggregate amount of Facility Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested Facility Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and conditions of Section 2.19.1 and provided that the applicable conditions set forth in Section 4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices. In addition, any amendment of an existing Facility Letter of Credit shall be deemed to be an issuance of a new Facility Letter of Credit and shall be subject to the requirements set forth above. The Issuer shall give the Agent prompt written notice of the issuance of any Facility Letter of Credit.

                  2.19.5 Nature of the Lenders' Obligations. (a) As between the Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuer in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in the interpretation of technical terms; (vi) the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond control of the Issuer.

                  (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith and in the absence of gross negligence, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Issuer or any such Person.

                  2.19.6 Facility Letter of Credit Fees. The Borrower hereby agrees to pay to the Agent, for the ratable account of the Lenders, letter of credit fees with respect to each Facility Letter of Credit from and including the date of issuance thereof until the date such Facility Letter of Credit is fully drawn, cancelled or expired, equal to the Applicable Margin multiplied by the aggregate amount from time to time available to be drawn on such Facility Letter of Credit, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears on each Payment Date in each year and upon the expiration, cancellation or utilization in full of such Facility Letter of Credit. In addition to the foregoing, the Borrower agrees to pay the Issuer for its own account (a) a fronting fee equal to .125% per annum on the face amount of each Facility Letter of Credit issued by such Issuer, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears and (b) any other fees customarily charged by it in respect of Letters of Credit issued by it.

         2.20. Extension of Facility Termination Date. The Borrower may request an extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than sixty (60) days prior to each anniversary of the date hereof. The

Extension Request must specify the new Facility Termination Date requested by the Borrower and the date (which must be at least thirty (30) days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). The new Facility Termination Date shall be the date one year after the Facility Termination Date in effect at the time the Extension Request is received. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender, acting in its sole discretion, may approve or decline to approve such Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If and only if the written consent of each of the Lenders is received by the Agent prior to the then effective Facility Termination Date, the Facility Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date. Notwithstanding the foregoing, in no event shall there be more than three one-year extensions pursuant to this Section.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans or its interest in the Facility Letters of Credit, or

         (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or issuing Facility Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans or any Facility Letter of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or its interest in the Facility Letters of Credit or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment in either case by an amount which such Lender deems to be material, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any applicable Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If (a) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law and gives notice of such determination to the Borrower and the Agent, or (b) if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance from the affected Lender, in the case of any occurrence set forth in clause (a), or from all the Lenders, in the case of any occurrence set forth in clause (b), and, in the case of any occurrence set forth in clause (a), require any affected Eurodollar Advances to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by
Section 3.4. Until the Lender giving the notice in (a) above has either rescinded such notice or been replaced pursuant to Section 3.7, any Eurodollar Loan which would otherwise have been required to be made by such Lender shall be made as an Alternate Base Rate Advance.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by any Lender, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes. (a) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent the original copy of any receipt obtained by the Borrower evidencing payment thereof within thirty (30) days after such receipt is obtained.

         (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (c) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten (10) Business Days after the date of this Agreement or, if later, the date such Lender becomes a party hereto pursuant to Section 12.3,
(i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such

Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (e) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or
3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7. Substitution of Lenders. Any Lender (a) claiming any additional amounts payable pursuant to Section 3.1, 3.2, or 3.5, (b) which gives a notice described in Section 3.3, or (c) declining to approve of an Extension Request pursuant to Section 2.20, shall, so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan Documents to another Lender or to a commercial bank, other financial institution, commercial finance company or other business lender selected by the Borrower and reasonably acceptable to the Agent that (a) has agreed not to claim any additional amounts under Section 3.1, 3.2 or 3.5 with respect to some or all of the costs or regulatory charges that gave rise to such assigning Lender's claim for such compensation, (b) has not made a determination of the type described in Section 3.3, or (c) has not declined to approve of an Extension Request pursuant to Section 2.20, as applicable, in consideration for (a) the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Loans held by such assigning Lender, (b) the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (c) the payment by the Borrower to such assigning Lender of any amounts which would be payable to such Lender pursuant to Section 3.4 were such assignment treated as a repayment of such Loans.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Loans and Facility Letters of Credit. The Lenders shall not be required to make the initial Advance hereunder and the Issuer shall not be required to issue any Facility Letter of Credit hereunder unless the Borrower has furnished the following to the Agent and the other conditions set forth below have been satisfied, in each case on or before December 31, 1998:

                  (a) Charter Documents; Good Standing Certificates. Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  (b) By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

                  (c) Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (d) Officer's Certificate. A certificate, dated the date of the initial Advance hereunder signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the consummation of the Tender Offer, the consummation of the other transactions contemplated hereby

(other than the Merger if it has not occurred as of such date), the making of the Loans and the issuance of any Facility Letters of Credit hereunder (collectively, the "Closing Transactions")) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans, the issuance of the Facility Letters of Credit or consummation of any of the Closing Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the Borrower has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired;
(iv) the Transaction Documents (other than the Merger Agreement if the Board of Directors of LTI has not approved the Merger) are in full force and effect and no term or condition thereof has been amended, modified or waived after the execution thereof in any material respects except with the written consent of the Agent; (v) all conditions precedent to the consummation of the Tender Offer set forth in the Offer to Purchase have been satisfied or waived with the consent of the Agent; (vi) (A) if the board of directors of LTI has approved the Merger, (1) the Borrower, Merger Sub and LTI have entered into the Merger Agreement; (2) the Merger Agreement has been approved by all necessary corporate action of the Borrower's, Merger Sub's and LTI's respective Board of Directors;
(3) there has not occurred any material breach or default under the Merger Agreement; and (4) there shall have been tendered for purchase pursuant to the Offer to Purchase, and Merger Sub shall have accepted for payment pursuant to the Offer to Purchase, at least that number of common shares of LTI which, when added to the common shares of LTI already owned by the Borrower, enable the Borrower to cause the Merger to occur without the approval of any other equity holder of LTI; or (B) if the Board of Directors of LTI has not approved the Merger, the Tender Offer has been approved by all necessary corporate action of the Borrower's and Merger Sub's respective Board of Directors; (vii) neither the Borrower nor any Subsidiary has failed to perform any material obligation or covenant required in connection with any Closing Transaction to be performed or complied with by it on or before such date; (ix) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of such date; and (x) since June 30, 1998, no event or change has occurred that has caused or evidences a Material Adverse Effect.

                  (e) Legal Opinions. (i) A written opinion of Jones, Day, Reavis & Pogue, counsel to the Borrower and its Subsidiaries, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel, (ii) a written opinion of in-house counsel to the Borrower and its Subsidiaries, on issues of Connecticut law, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel, and (iii) to the extent applicable, confirmation from counsel to each party to the Merger Agreement that the Agent and the Lenders may rely upon any opinion delivered by it pursuant to the Merger Agreement.

                  (f) Notes. Any Notes requested by a Lender pursuant to Section
2.13 payable to the order of each such requesting Lender.

                  (g) Loan Documents. Executed originals of this Agreement and each of the Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions and documents required to be delivered pursuant hereto and thereto.

                  (h) Letters of Direction. Written money transfer instructions with respect to the initial Advances and to future Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  (i) Acquisition Documents. Either (i) if the Board of Directors of LTI has approved the Merger, a copy of the executed Merger Agreement and the other Acquisition Documents and any amendments, supplements and modifications thereto certified as true and complete by an Authorized Officer of the Borrower or (ii) if the Board of Directors of LTI has not approved the Merger, a copy of the Offer to Purchase and the other Acquisition Documents (other than the Merger Agreement) and any amendments, supplements and modifications thereto certified as true and complete by an Authorized Officer of the Borrower. The material terms and conditions of the Offer to Purchase and the Merger Agreement (if the Merger has been approved by the Board of Directors of LTI), including without limitation, the consideration and structure of the Acquisition, shall be reasonably acceptable to the Agent.

                  (j) Solvency Certificate. A written solvency certificate from the chief financial officer of the Borrower in form and content satisfactory to the Agent, dated the initial Borrowing Date, with respect to the value, solvency and other factual information of, or relating to, as the case may be, the Borrower on a consolidated basis, after giving effect to the Closing Transactions contemplated by the Transaction Documents.

                  (k) Financial Statements. The Agent and the Lenders shall have received not less than five (5) Business Days prior to the initial Borrowing Date (i) the Pro Forma, which must not be materially less favorable, in the Agent's reasonable judgment, than the projections previously provided to the Agent and which must demonstrate, in the Agent's reasonable judgment, together with all other information then available to the Agent, that the Borrower and its Subsidiaries can repay their debts and satisfy their respective other obligations as and when due, and can comply with the financial covenants set forth herein, (ii) audited financial statements of Borrower and its Subsidiaries and LTI and its Subsidiaries for the year ended December 31, 1997 and unaudited financial statements of Borrower and its Subsidiaries and LTI and its Subsidiaries for the Fiscal Quarter ended June 30, 1998, and (iii) such information as the Agent may reasonably request to confirm the tax, legal and business assumptions made in the financial statements delivered pursuant to clauses (i) and (ii) hereof.

                  (l) Guarantor Charter Documents; Good Standing Certificates. Copies of the articles or certificates of incorporation of each Guarantor, together with all amendments thereto, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

                  (m) Guarantor By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of each Guarantor, of the by-laws and Board of Directors' resolutions of such Guarantor (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution, delivery and performance of the Loan Documents to which each such Guarantor is a party.

                  (n) Guarantor Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of each Guarantor, which shall identify by name and title and bear the signature of the officers of such Guarantor authorized to sign the Loan Documents to which such Guarantor is party upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (o) Lien Searches. Copies of searches of financing statements filed under the Uniform Commercial Code, together with tax lien and judgment searches with respect to the assets of the Borrower and its Subsidiaries, in both cases in such jurisdictions as the Agent may request.

                  (p) Approvals. Either (i) if the Board of Directors of LTI has approved the Merger, evidence satisfactory to the Agent that the Borrower's and LTI's directors shall have approved the Acquisition, that sufficient shares of LTI shall have been tendered to allow the Borrower, giving effect to the shares of LTI already owned by the Borrower, to cause a merger between Merger Sub and LTI to occur without the approval of any other equity holder of LTI, and all regulatory and legal approvals pertaining to the Acquisition, this Agreement and the Other Credit Agreement shall have been obtained or (ii) if the Board of Directors of LTI has not approved the Merger, evidence satisfactory to the Agent that the Board of Directors of the Borrower shall have approved the Tender Offer and the financing contemplated hereby. All regulatory and legal approvals pertaining to the Acquisition, this Agreement and the Other Credit Agreement shall have been obtained and there shall exist no legal or practical impediment to the consummation of the Merger in accordance with Section 6.25 (other than receipt of the requisite number of votes of LTI shareholders).

                  (q) Litigation. Absence of injunction or temporary restraining order which, in the reasonable judgment of the Agent, would prohibit the making of the Loans or the successful completion of the Acquisition or the Scheduled Asset Sale; and absence of litigation which would reasonably be expected to result in a Material Adverse Effect.

                  (r) No Default; No MAC. Since June 30, 1998 there shall have been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries (giving pro forma effect to the consummation of the Merger) or LTI and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (s) Year 2000. Information reasonably satisfactory to the Agent regarding the Year 2000 Programs of the Borrower and its Subsidiaries.

                  (t) Other Credit Agreement. The Other Credit Agreement shall have been executed by the parties thereto and be in full force and effect.

                    (u) Form U-1. Unless, after giving effect to the initial Advance and the consummation of the Tender Offer, the Borrower shall directly or indirectly own at least 90% of the shares of each outstanding class of equity securities of LTI, a Federal Reserve Form U-1 duly executed by the Borrower as required by Regulation U in form and substance satisfactory to the Agent and the Lenders.

                    (v) Legal. All legal (including tax implications and ERISA, if applicable) and regulatory matters relating to the Closing Transactions shall be reasonably satisfactory to the Agent.

                    (w) Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

         4.2. Each Future Advance and Facility Letter of Credit. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), and the Issuer shall not be obligated to issue any future Facility Letter of Credit unless on the applicable Borrowing Date:

                    (a) There exists no Default or Unmatured Default and none would result from such Advance or issuance of such Facility Letter of Credit;

                    (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

                    (c) A Borrowing Notice or Issuance Request, as applicable, shall have been properly submitted; and

                    (d) All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be reasonably satisfactory to the Agent and its counsel.

         Each Borrowing Notice with respect to each such Advance and each Issuance Request with respect to each such Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2 (a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B hereto as a condition to making an Advance or issuing a Facility Letter of Credit.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that, both before and after giving effect to the Closing Transactions:

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company (in the case of Subsidiaries only) duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. The Borrower and each Guarantor has the power and authority and legal right to execute and deliver the Loan Documents and other Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each Guarantor of the Loan Documents and other Transaction Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents and other Transaction Documents to which the Borrower or any Guarantor is a party constitute legal, valid and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents and other Transaction Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents and other Transaction Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

         5.4. Financial Statements. The December 31, 1997 audited consolidated financial statements and the June 30, 1998 unaudited consolidated financial statements of (a) the Borrower and its Subsidiaries and (b) LTI and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries or LTI and its Subsidiaries, as applicable, at such date and the consolidated results of their operations for the periods then ended. The pro forma balance sheet and related profit and loss statement (the "Pro Forma") of the Borrower and its Subsidiaries on a consolidated basis as of September 30, 1998 is attached hereto as Schedule 5.4. As of the date of this Agreement, the Pro Forma is complete and accurate and fairly represents in all material respects the Borrower's and the Subsidiaries' assets, liabilities, financial condition and results of operations on a consolidated basis in accordance with Agreement Accounting Principles, consistently applied, and taking into account the Closing Transactions, the consummation of the Merger and the other transactions and actions contemplated by this Agreement, the Loan Documents and the Transaction Documents.

         5.5. Material Adverse Change. Since June 30, 1998 there has been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes shown to be due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, the non-payment of which could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the Fiscal Year ended December 31, 1993 and those of LTI have been audited through the Fiscal Year ended December 31, 1989. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Defaults. No Default or Unmatured Default has occurred and is continuing.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the making of any Advance or issuance of any Facility Letters of Credit hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Acquisition, will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

         5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule 5.14, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Acquisition Documents. The Borrower has delivered to the Agent true, complete and correct copies of the Acquisition Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications, and all other material documents delivered pursuant thereto or in connection therewith). The Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified in any material respect without the consent of the Required Lenders (such consent not to be unreasonably withheld). Each of the representations and warranties given by the parties thereto in the Merger Agreement is true and correct in all material respects as of the date hereof. Neither the Borrower nor any other party thereto is in default in the performance of or compliance with any provisions thereof. The Merger Documents are, or if not yet executed, will be when executed, in form and substance satisfactory for effecting the Merger pursuant to such agreements under the laws of the State of Delaware.

         5.20. Year 2000. The Borrower and its Subsidiaries have made an assessment of the Year 2000 Issues and have developed a program (the "Year 2000 Program") for remediating the Year 2000 Issues on a timely basis. Based on such assessment and on the Year 2000 Program neither the Borrower nor its Subsidiaries reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

         5.21. Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents (taken as a whole), or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents, the Transaction Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement or the Transaction Documents, as the case may be, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading at the time such representations or warranties were made in light of the circumstances in which the same were made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

                    (a) As soon as practicable and in any event within one hundred five (105) days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows accompanied by a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                    (b) As soon as practicable and in any event within sixty
(60) days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer or treasurer.

                    (c) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit B hereto signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                    (d) Within two hundred seventy (270) days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                    (e) As soon as possible and in any event within ten (10) days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

                    (f) As soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (i) any written notice, claim, complaint or order to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of any harm to the environment caused by the Release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by the Borrower or any of its Subsidiaries which, in either case, could reasonably be expected to have a Material Adverse Effect. Within ten (10) days of the Borrower or any Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with written notice thereof.

                    (g) As soon as possible and in any event within ten (10) days after the Borrower learns thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting the Company or any Subsidiary which may reasonably be expected to have a Material Adverse Effect.

                    (h) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

                    (i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

                    (j) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to refinance indebtedness existing on the initial Borrowing Date, for capital expenditures, to provide funds for the Acquisition and the payment of related fees and expenses and to meet the general corporate needs of the Borrower and its Subsidiaries, including the financing of Purchases permitted hereby and commercial paper back up. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances or any Facility Letters of Credit to purchase or carry any "margin stock" (as defined in Regulation U) or to finance the Purchase of any Person in a transaction which has not been approved and recommended by the board of directors or functional equivalent thereof of such Person.

         6.3. Notice of Default. The Borrower will give prompt notice in writing to the Agent upon any Authorized Officer obtaining knowledge of the occurrence of (a) any Default or Unmatured Default and (b) of any other event or development, financial or other, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature), including without limitation developments with respect to Year 2000 Issues, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried; provided, that nothing herein shall prohibit the Borrower and its Subsidiaries from maintaining self-insurance in lieu of third party insurance consistent with past practices.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers, directors and independent public accountants at such reasonable times and intervals as the Lenders may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

         6.10. Capital Stock and Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower and (ii) so long as no Default or Unmatured Default is pending before or after giving effect to the declaration or payment of such dividends or repurchase or redemption of such stock, the Borrower may declare and pay dividends and repurchase and redeem its capital stock.

         6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (a) the Loans and other Obligations;

                  (b) Indebtedness existing on the date hereof and described in
Schedule 6.11 hereto;

                  (c) Rate Hedging Obligations related to the Loans or the Other Loans;

                  (d) Other Loans and other Obligations (as defined in the Other Credit Agreement);

                  (e) other Indebtedness, before and after giving effect to which no Default exists under Section 6.23.2 and no more than $75,000,000 of which is at any time Indebtedness of Subsidiaries.

         6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist, and (c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.13.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) the Scheduled Asset Sale, (b) sales of inventory in the ordinary course of business, and (c) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of during the preceding twelve month period (other than Property leased, sold, transferred or otherwise disposed of pursuant to (a) or (b) above) does not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

         6.14. Investments and Purchases. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner or member in any partnership, limited liability company or joint venture, or to make any Purchases, except:

                  (a) Cash Equivalent Investments;

                  (b) Existing Investments in Subsidiaries, Investments in Wholly-Owned Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.14 hereto;

                  (c) Investments to effect the Acquisition pursuant to the terms of the Merger Agreement and/or the Offer to Purchase (including open market and privately negotiated purchases as described therein) without waiver of any material condition thereof;

                  (d) Investments incurred in order to consummate other Purchases; provided that (i) the Borrower provides the Agent with a certificate at least five (5) Business Days prior to the consummation of such Purchase evidencing that, after giving effect to such Purchase, no Default or Unmatured Default would exist under Section 6.23.2 as of such date (as determined on a pro forma basis as of the last day of the preceding fiscal quarter) and (ii) the Person or business which is the subject of such Purchase is in the same or similar line of business as the Borrower and its Subsidiaries; and

                  (e) Other Investments made after the date hereof after giving effect to which the aggregate amount of all such other Investments (calculated on the basis of the initial amount of each such other Investment) does not exceed 25% of Consolidated Total Assets as at the end of the quarter next preceding the date on which such determination is made provided that no more than 10% of Consolidated Total Assets as at the end of the quarter next preceding the date on which such determination is made may be Investments in Persons which are not Subsidiaries.

         6.15. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation, except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) Contingent Obligations in respect of

Facility Letters of Credit, (c) the Subsidiary Guaranty, (d) Contingent Obligations in respect of underlying obligations of a Subsidiary, (d) Contingent Obligations of a Subsidiary in respect of Rate Hedging Obligations of the Borrower permitted by Section 6.11(c) and (e) other Contingent Obligations created in the ordinary course of the Borrower's or its Subsidiaries' business of Indebtedness at no time exceeding $25,000,000 in aggregate principal amount.

         6.16. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                    (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

                    (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                    (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                    (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

                    (e) Liens existing on the date hereof and described in
Schedule 6.16 hereto;

                    (f) other Liens (including, without limitation, Liens imposed pursuant to any Environmental Laws) incidental to the conduct of the business or the ownership of the Property of the Borrower or any Subsidiary (other than those specified in paragraphs (g) and (h) of this Section 6.16) which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of such Property in the aggregate or materially interfere with the use thereof in the operation of such business;

                    (g) Liens securing appeal bonds, supersedeas bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose; provided, however, that the aggregate amount so secured, together with the aggregate amount secured pursuant to paragraph (h) of this
Section 6.16, shall not at any time exceed $5,000,000;

                  (h) attachments, judgments and other similar Liens arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and provided, further, that the aggregate amount so secured, together with the aggregate amount secured pursuant to paragraph (g) of this
Section 6.16, shall not exceed $5,000,000;

                  (i) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to the Borrower;

                  (j) any Lien existing on any Property of any corporation at the time it becomes a Subsidiary or existing prior to the time of acquisition upon a Property acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary; provided, that

                           (i) such Lien was not placed on such Property in
                  contemplation of its sale, acquisition or transfer;

                           (ii) such Property is not or shall not thereby become
                  encumbered in an amount in excess of the lesser of the cost thereof or the fair market value thereof at the time such corporation becomes a Subsidiary or at the time of such acquisition, as the case may be (as determined in good faith by the board of directors of the Borrower or of the acquiring Person); and

                           (iii) any such Lien shall not encumber any other
                  Property of the Borrower or any Subsidiary; and

                  (k) Liens securing Indebtedness not permitted by the foregoing paragraphs (a) through (j); provided, however, that at no time shall the aggregate principal amount of (x) all Indebtedness secured by Liens permitted by this paragraph (k) plus (y) all Indebtedness secured by Liens resulting from any renewals, extensions, refinancings, refundings, deferrals, restructurings, amendments or modifications of any Indebtedness secured by Liens permitted by paragraph (j) of this Section 6.16 exceed 10% of Consolidated Total Assets determined at such time.

         6.17. Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         6.18. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary of the Borrower) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and except transfers of goods and inventory between the Borrower and its Affiliates not to exceed $10,000,000 in any Fiscal Year.

         6.19. Mandatory Prepayments. The Borrower shall make all mandatory prepayments as and when required under the Other Credit Agreement, as in effect on the initial Borrowing Date.

         6.20. Environmental Matters. The Borrower shall and shall cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries. In the event that the Borrower or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any real property, the Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, except when the Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Material is being contested in good faith by the Borrower or such Subsidiary and appropriate reserves therefor have been established.

         6.21. Change in Corporate Structure; Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the Borrower shall notify the Agent of any other amendment or modification of the certificate or articles of incorporation or by-laws of the Borrower or any Material Domestic Subsidiary as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

         6.22. Inconsistent Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into or be a party to any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the provision of the Subsidiary Guaranty, the amending of the Loan Documents or the ability of any Subsidiary to
(i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances, by the issuance of Facility Letters of Credit or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

         6.23. Financial Covenants. The Borrower on a consolidated basis with its Subsidiaries shall:

                  6.23.1. Minimum Net Worth. At all times after the date hereof, maintain a minimum Consolidated Net Worth at least equal to the sum of (a) 80% of Consolidated Net Worth as of October 30, 1998 (after giving effect to up to $150,000,000 of non-cash in-process research and development charges) plus (b) 50% of the Borrower's positive Net Income, if any, for each Fiscal Year ending after the date hereof and on or prior to the time of determination plus (c) 75% of the proceeds (cash or otherwise) from the issuance of any capital stock of Borrower after the date hereof.

                    6.23.2. Leverage Ratio. (a) At all times after the date hereof and on or prior to the date of the Scheduled Asset Sale, maintain a Leverage Ratio of not more than the following during each of the following periods:

                    Period                                               Ratio

         Date hereof through September 30, 1999...................     4.50:1.00

         October 1, 1999 through September 30, 2000...............     4.25:1.00

         At all times after October 1, 2000.......................     4.00:1.00

         (b) At all times after the date of the Scheduled Asset Sale, maintain a Leverage Ratio of not more than the following during each of the following periods:

         Through September 30, 1999...............................     3.75:1.00

         October 1, 1999 through September 30, 2000...............     3.50:1.00

         At all times after October 1, 2000.......................     3.25:1.00

         6.24. ERISA. The Borrower will (a) fulfill, and cause each member of the Controlled Group to fulfill, its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (b) comply, and cause each member of the Controlled Group to comply, with all applicable provisions of ERISA and the Code with respect to each Plan, except where such failure or noncompliance individually or in the aggregate would not have a Material Adverse Effect and (c) not, and not permit any member of the Controlled Group to, (i) seek a waiver of the minimum funding standards under ERISA, (ii) terminate or withdraw from any Plan or (iii) take any other action with respect to any Plan which would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Plan, unless the actions or events described in the foregoing clauses (i), (ii) or (iii) individually or in the aggregate would not have a Material Adverse Effect.

         6.25. Completion of Merger. The Borrower shall cause the Merger to occur at the earliest practicable date and in any event (a) if after consummation of the Tender Offer the Borrower owns, directly or indirectly, at least 90% of the common shares of LTI, within five (5) Business Days of such consummation, (b) if a Merger Agreement has been entered into prior to consummation of the Tender Offer and Section 6.25(a) is not applicable, within one hundred twenty (120) days after the initial Advance hereunder or (c) otherwise, with two hundred seventy (270) days after such initial Advance.

         6.26. Additional Guarantors; Designation of Material Domestic Subsidiaries. The Borrower shall cause each of its Subsidiaries which becomes a Material Domestic Subsidiary on or after the date hereof to join in the Subsidiary Guaranty as a Guarantor pursuant to a joinder agreement in the form attached to the Subsidiary Guaranty within thirty (30) days of such Person becoming a Material Domestic Subsidiary; provided, however, that notwithstanding the foregoing the Borrower shall cause LTI and LTI's Subsidiaries which are Material Domestic Subsidiaries to join in the Subsidiary Guaranty as Guarantors pursuant to a joinder agreement in the form attached to the Subsidiary Guaranty within five (5) Business Days of the consummation of the Merger. The Borrower shall from time to time designate as a "Material Domestic Subsidiary" one or more Subsidiaries which would not otherwise constitute a Material Domestic Subsidiary to the extent necessary to assure that at no time do the Subsidiaries of the Borrower which are organized under the laws of a jurisdiction located within the United States and are not Material Domestic Subsidiaries collectively own or account for more than 15% of the Borrower's and its Subsidiaries': (i) total assets consolidated as at the end of the most recently completed Fiscal Year or (ii) income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle consolidated for the most recently completed Fiscal Year. Such designation shall be made in a writing delivered to the Agent.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or pursuant to this Agreement, any other Loan Document, any Loan, any Facility Letter of Credit or any certificate or information delivered pursuant to this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

         7.2. Nonpayment of (a) any principal of any Loan, Note or any Reimbursement Obligation when due, or (b) any interest upon any Loan, Note or any facility fee, utilization fee or other fee or obligations under any of the Loan Documents within five (5) days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2, Section 6.3(a), Sections 6.10 through 6.16, Sections 6.18 and 6.19, Sections 6.21 through 6.23 or Sections 6.25 or 6.26.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $10,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

         7.8. The Borrower or any of its Subsidiaries shall fail within thirty
(30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $10,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

         7.9. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the discovery of any Hazardous Materials on the leased or owned property of the Borrower or any of its Subsidiaries, the release by the Borrower or any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment, or any violation of any Environmental Law or Environmental Permit, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum.

         7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

         7.13. Any Change in Control shall occur.

         7.14. The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

         7.15. The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Subsidiary party to the Subsidiary Guaranty shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty or any Subsidiary party to the Subsidiary Guaranty denies that it has any further liability under the Subsidiary Guaranty or gives notice to such effect.

         7.16. The representations and warranties set forth in Section 5.15 shall at any time not be true and correct.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans or issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans or issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default, so long as any Facility Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Agent, the Borrower shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with First Chicago in the name of the Agent, for the ratable benefit of the Lenders, the Issuer and the Agent, cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding thirty (30) days. Such funds shall be promptly applied by the Agent to reimburse the Issuer for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Defaults shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

                  (a) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees hereunder;

                  (b) Reduce the percentage specified in the definition of Required Lenders;

                  (c) Reduce the amount of or extend the date for the mandatory payments required under Section 2.1(b);

                  (d) Extend the Facility Termination Date, permit any Facility Letter of Credit to have an expiry date beyond a date five (5) Business Days prior to the Facility Termination Date, or increase the amount of the Commitment of any Lender hereunder;

                  (e) Amend this Section 8.2;

                  (f) Release any Guarantor from the Subsidiary Guaranty; or

                  (g) Permit any assignment by the Borrower of its Obligations or its rights hereunder.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement or of the Borrower or any Subsidiary contained in any Loan Document shall survive delivery of the Notes (if any) and the making of the Loans herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated July 6, 1998 in favor of First Chicago and the Arranger.

         9.5. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.7. Expenses; Indemnification. (a) The Borrower shall reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the respective Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

         (b) The Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.7 shall survive the termination of this Agreement.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party (in which case prior notice of such disclosure shall be given to the Borrower to the extent practicable and not otherwise prohibited under such proceeding), and (vi) permitted by Section 12.4.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.13. Disclosure. The Borrower and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (b) waive any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.

                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any

Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain fee letter dated July 6, 1998, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Documentation Agent; Syndication Agent. None of the Lenders identified on the facing page or signature pages of this Agreement as the "documentation agent" or the "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as the "documentation agent" or "syndication agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs and for so long as such Default is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         12.2.    Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such

         Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

                  12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3. Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Borrower and the Agent otherwise consents) (a) be in an amount not less than the lesser of (i) $10,000,000 (provided, however, that such amount shall be reduced dollar for dollar by the amount being simultaneously assigned under the Other Credit Agreement pursuant to subsection (b) of this sentence) or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) and (b) assign a like percentage of such Lender's Other Loans and Commitment (as defined in the Other Credit Agreement) under the Other Credit Agreement.

                  12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as
         Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                         DEXTER CORPORATION

                         By:____________________________________________________

                         Print Name:____________________________________________

                         Title:_________________________________________________

                         Address:_______________________________________________

                                 _______________________________________________

                                   Attn:________________________________________

                                   Telephone:___________________________________
                                   Fax:_________________________________________


Commitments

                              THE FIRST NATIONAL BANK OF CHICAGO,
Commitment     $_________     Individually and as Agent

                              By:_______________________________________________

                              Print Name:_______________________________________

                              Title:____________________________________________

                              Address:  One First National Plaza
                                        Chicago, Illinois 60670
                                        Attn:___________________________________

                                        Telephone:______________________________
                                        Fax:____________________________________

                                [OTHER LENDERS]

Aggregate Commitments

                                PRICING SCHEDULE

          APPLICABLE MARGIN AND                 LEVEL I         LEVEL II         LEVEL III          LEVEL IV          LEVEL V
           APPLICABLE FEE RATES                 STATUS           STATUS            STATUS            STATUS            STATUS
           --------------------                 ------           ------            ------            ------            ------
Applicable Margin (Eurodollar                    .22%             .25%              .30%              .37%              .55%
Rate) and Facility Letter of
Credit Fee
Facility Fee                                     .080%            .100%            .125%              .150%            .200%
Utilization Fee
(a) Utilization less than/or equal to 25%*         0%               0%                0%                0%                0%
(b) Utilization greater than 25% but less
    than/or equal to 50%                         .05%             .05%              .05%              .05%              .05%
(c) Utilization greater than 50%                 .10%             .10%              .10%              .10%              .10%

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is A3 or better or the Borrower's S&P Rating is A- or better.**

         "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.**

--------

* "Utilization" means, for any day, a percentage equal to the aggregate principal amount of Loans, Other Loans and Facility Letters of Credit outstanding on the close of business (if a Business Day) on such day divided by the sum on such day of the Aggregate Commitment and the "Aggregate Commitment" under the Other Agreement.

** In the event that a split occurs between the two ratings, then the rating corresponding to the higher of the two ratings shall apply. However, if the split is greater than one level, then the pricing shall be based upon the rating that is between the two ratings; if the split is greater than two levels, then the pricing shall be based upon the rating one level above the lowest of the two ratings. In the event that one of the ratings is BB+ or Ba1 or lower, then the pricing shall be based upon the lowest of the two ratings.

         "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.**

         "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.***

         "Level V Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.***

         "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level IV Status shall exist.

         Notwithstanding the foregoing, the Borrower's Status shall be fixed at Level III from the initial Borrowing Date until and including June 30, 1999.

--------

*** In the event that a split occurs between the two ratings, then the rating corresponding to the higher of the two ratings shall apply. However, if the split is greater than one level, then the pricing shall be based upon the rating that is between the two ratings; if the split is greater than two levels, then the pricing shall be based upon the rating one level above the lowest of the two ratings. In the event that one of the ratings is BB+ or Ba1 or lower, then the pricing shall be based upon the lowest of the two ratings.